EXHIBIT 5.1
                  [LETTERHEAD FOR MORGAN, LEWIS & BOCKIUS LLP]


1701 Market Street
Philadelphia, PA 19103
215-963-5000
Fax:  215-963-5299

January 20, 1999

Philadelphia Suburban Corporation
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

Re: Philadelphia Suburban Corporation: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Philadelphia Suburban Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 1,000,000 shares of Common Stock, par value $.50 per share (the "Shares"), of the Company to be issued in connection with the Company's 1994 Equity Compensation Plan, as amended (the "Plan"). In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation and Bylaws;
(c) certain records of the Company's corporate proceedings as reflected in its minute books; (d) the Plan; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinions set forth below is limited to the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL").

Based upon the foregoing, we are of the opinion that the Shares will, when issued in the manner and on the terms described in the Registration Statement and the Plan, be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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Morgan, Lewis & Bockius LLP